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                                                                    EXHIBIT 10.7
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Business Address and Message Service or Meeting Place for outside clients
        THIS LICENSE is made the __________ day of _____________ 2000.

        BETWEEN CHANCERY COURT BUSINESS CENTRE LIMITED whose registered office is situate at Cowley Business Park High Street Cowley Uxbridge Middlesex UB8 2AL (hereinafter called "the Licensor") of the one part and VERISITY DESIGN, EURL of BC La Grande Arche 92044 Paris La Defense France (hereinafter called "the Licensee") of the other part

        WHEREBY IT IS AGREED as follows:

1. The Licensor HEREBY GRANTS to the Licensee the non-exclusive right to enter the premises situated at and known as Chancery Court Business Centre Lincolns Inn Lincoln Road High Wycombe Buckinghamshire HP12 3RE (hereinafter referred to as "the premises") during the Working Hours of 9 am until 5 pm (exclusive of Saturdays Sundays and all other Public and Office Holidays) and (subject to specific availability and consent and by prior arrangement with Reception) shall be permitted to use such conference room or rooms as may be allocated from time to time subject to clause 5 hereof

2. This Licence shall be for a period commencing on the 1st day of August 2000 and expiring on the 31st day of January 2001 PROVIDED that the Licensee or the Licensor may by not less than one month's notice in writing terminate this Licence at an earlier date

3. The Licensee has paid the Licensor a Deposit of Three hundred pounds (300.00) and shall pay One hundred and fifty pounds (150.00) + VAT per calendar month in advance on the first day of each month ("the Licence Fee")

4. The Deposit shall be retained by the Licensor and returned to the Licensee following the termination of the Licence after settlement of all fees and charges including charges to repair damage caused by the Licensee or his/its servants or agents during the period of this Licence

5. The Licensee shall not do or permit or suffer anything to be done which may be or cause a nuisance or annoyance to the Licensor or the occupier of any adjoining or other nearby premises and shall not use the premises or any part of the premises for any purpose other than as a Business Address and Message Service or Meeting Place

6. The Licence shall be personal to the Licensee and shall not be assignable and shall terminate automatically

          AS WITNESS the hands of the parties hereto

SIGNED by ANN WARD                    SIGNED by
on behalf of the Licensor             on behalf of Licensee

/s/ Ann Ward                          /s/ indecipherable
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